SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS AND REQUIRED REGULATION FD DISCLOSURE

On February 15, 2005, V.I. Technologies, Inc. (“Vitex” or “the Company”) announced that the Company and Panacos Pharmaceuticals, Inc. have scheduled shareholder meetings for March 10, 2005 to vote on their proposed merger and related matters. In conjunction, the Companies agreed to amend the merger agreement, dated June 2, 2004, as amended, in order to extend the merger closing date to March 11, 2005, consistent with the date for the shareholders meeting. Prior to the amendment either Vitex or Panacos could terminate the merger agreement if the merger was not completed by February 15, 2005. No other terms and conditions of the merger agreement, as amended, have been modified.

The Company also announced that the SEC has declared the joint proxy statement/prospectus relating to the merger effective. Vitex plans to shortly mail copies of the joint proxy statement/prospectus to all shareholders of record as of January 10, 2005. If approved by the shareholders, the merger could close immediately thereafter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated February 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: February 15, 2005

	By:	/S/ John Barr
John Barr,
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of V.I. Technologies, Inc. dated February 15, 2005.